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            [LETTERHEAD OF RUSKIN, MOSCOV, EVANS & FALTISCHEK, P.C.]

                                                                    EXHIBIT 5.1

                                                               November 1, 1996

Periphonics Corporation
4000 Veterans Memorial Highway
Bohemia, NY 11716

           Re: Periphonics Corporation
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Gentlemen:

   We have acted as counsel to Periphonics Corporation, a Delaware corporation (the "Company") in connection with its filing of a Registration Statement (the "Registration Statement") on Form S-3 with respect to: (i) 1,100,000 shares (the "Shares") of common stock, $.01 par value of the Company (the "Common Stock") to be sold by the Selling Stockholders of the Company (the "Selling Stockholders") to William Blair & Company and Dain Bosworth Incorporated
(the "Underwriters"); and (ii) 165,000 shares of Common Stock to be sold by the Selling Stockholders (the "Over-Allotment Shares") upon exercise of an over-allotment option granted to the Underwriters by the Selling Stockholders. Unless otherwise defined herein, all capitalized terms used herein and not expressly defined shall have the meaning given to them in the Registration Statement.

   As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.



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Periphonics Corporation
November 1, 1996
Page 2


    In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.

   Based solely upon and subject to the foregoing, we are of the opinion that the Shares, including the Over-Allotment Shares, are duly and validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement.


                                Very truly yours,


                                /s/ RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
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                                    RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.